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                                    EXHIBIT 21



                     LIST OF SUBSIDIARIES OF THE REGISTRANT





                  SUBSIDIARIES OF THE COLONIAL BANCGROUP, INC.



         COLONIAL BANK, AN ALABAMA BANKING CORPORATION.

         COLONIAL BANK, A TENNESSEE BANK.

         COLONIAL BANK, FSB, DUNWOODY, GEORGIA, A FEDERAL SAVINGS BANK.

         COLONIAL BANK, LAWRENCEVILLE, GEORGIA, A GEORGIA STATE BANK

         COLONIAL BANK, ORLANDO, FLORIDA, A FLORIDA BANK

         THE COLONIAL BANCGROUP BUILDING CORPORATION, AN ALABAMA CORPORATION.





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